AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2025

REGISTRATION NO. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANZAI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

85-3118980

I.R.S. Employer Identification Number

435 Ericksen Ave.

Suite 250

Bainbridge Island, Washington

Tel: (206) 414-1777

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Joe Davy

Chief Executive Officer

Banzai International, Inc.

435 Ericksen Ave., Suite 250

Bainbridge Island, Washington

Tel: (206) 414-1777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis Taubman, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

(212) 530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, dated July 23, 2025)

PRELIMINARY PROSPECTUS

$30,000,000

Banzai International, Inc.

Class A common stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell Class A common stock, preferred stock, warrants, subscription rights, debt securities, units, or a combination of these securities, for an aggregate offering price of up to $30,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Class A common stock, par value $0.0001 per share (the “Class A common stock”), is currently listed on the Nasdaq Capital Market under the symbol “BNZI”. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

As of July 22, 2025, the aggregate market value of our Class A common stock held by non-affiliates was $9,192,701, based on 2,425,515 shares of outstanding Class A common stock held by non-affiliates and the closing price of $3.79 on July 22, 2025.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters, or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 23, 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $30,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “BNZI” or the “Company” in this prospectus mean BANZAI INTERNATIONAL, INC., a Delaware corporation, on a consolidated basis with its wholly owned subsidiaries, as applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding the Company’s:

●	future financial, business and operating performance and goals;

●	annualized recurring revenue and customer retention;

●	ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs;

●	potential financing and ability to obtain financing;

●	our continued listing with Nasdaq;

●	acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions;

●	strategy and strategic goals, including being able to capitalize on opportunities;

●	expectations relating to the Company’s industry, outlook and market trends;

●	total addressable market and serviceable addressable market and related projections;

●	plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and

●	product areas of focus and additional products that may be sold in the future.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in this prospectus, the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date they are made, except as required by law.

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ABOUT BNZI

Overview

Banzai is a Marketing Technology (MarTech) company that produces data-driven marketing and sales solutions for businesses of all sizes. Our mission is to help our customers accomplish their mission - by enabling better marketing, sales, and customer engagement outcomes. Banzai endeavors to acquire companies strategically positioned to enhance our product and service offerings, increasing the value provided to current and prospective customers.

Banzai was founded in 2015. The first product Banzai launched was Reach, a SaaS and managed services offering designed to increase registration and attendance of marketing events, followed by the acquisition of Demio, a SaaS solution for webinars designed for marketing, sales, and customer success teams, in 2021 and the launch of Boost, a SaaS solution for social sharing designed to increase attendance for Demio-hosted events by enabling easy social sharing by event registrants, in 2023. Our customer base included over 3,070 customers as of December 31, 2024, and comes from a variety of industries, including (among others) healthcare, financial services, e-commerce, technology, and media, in over 90 countries. Our customers range in size from solo entrepreneurs and small businesses to Fortune 500 companies. No single customer represents more than 10% of our revenue. Since 2021, we have focused on increasing mid-market and enterprise customers for Demio. Progress towards this is reflected in our increase in multi-host Demio customers from 14 on January 1, 2021, to 94 as of March 31, 2025. Our overall customer base has also increased due to the addition of 419 customers from OpenReel (as further described herein).

We sell our products using a recurring subscription license model typical in SaaS businesses. Pricing tiers for our main product, Demio, are based on the number of host-capable users, desired feature sets, and maximum audience size. Boost pricing tiers are based on the Demio plan to which the customer subscribes. Reach pricing is based on the number of event campaigns a customer has access to run simultaneously or the maximum number of registrations a customer is allowed to generate per subscription period. Banzai’s customer contracts vary in term length from single months to multiple years.

Our Class A common stock is currently listed on The Nasdaq Capital Market under the symbol “BNZI.” Our warrants, each exercisable for one share of Class A common stock at a price of $11.50 per share, originally issued in the IPO (the “Public Warrants”), are currently listed on The Nasdaq Capital Market under the symbol “BNZIW.”

The rights of holders of our Class A common stock and Public Warrants are governed by our second amended and restated certificate of incorporation (the “Charter”), our second amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Public Warrants, the Warrant Agreement, dated December 22, 2020 (the “Warrant Agreement”), between 7GC and the Continental Stock Transfer & Trust Company, as the warrant agent.

Our principal executive offices are located at 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110. Our telephone number is (206) 414-1777.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year (a) following the fifth anniversary of 7GC’s IPO (December 22, 2025), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. Please also see the risk factor stated below.

Our stock is subject to minimum requirements to remain listed on the Nasdaq Capital Market, including a minimum bid price requirement and stockholders’ equity requirement, and may be delisted if it does not maintain or regain, as applicable, compliance with those requirements.

Nasdaq Marketplace Rule 5550(a)(2) requires a minimum bid price of $1.00 per share for primary equity securities listed on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”).

To regain compliance with the Minimum Bid Price Rule, the Company effected a reverse stock split at a ratio of 1-for-50, effective as of September 19, 2024 (the “September Reverse Stock Split”). Subsequently, the Company effected a 1-for-10 reverse stock split of the shares of the Company’s common stock, effective as of July 8, 2025 (the “July Reverse Stock Split”). Following the July Reverse Stock Split, the bid price of the Company’s common stock surpassed $1.00 per share. However, we have not yet been notified that we regained compliance with the Minimum Bid Price Requirement and cannot guarantee that Nasdaq will decide that we have.

While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Minimum Bid Price Requirement, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that if any listed company that fails to meet the Minimum Bid Price Requirement after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Requirement compliance period of 180 days.

As a result, since the Company has effected the 1-for-50 September Reverse Stock Split and the 1-for-10 July Reverse Split, Nasdaq would begin the process of delisting our common stock without providing a Minimum Bid Price Requirement compliance period. However, the Company could still be eligible to request a hearing before the Nasdaq Panel to present its plan for regaining and sustaining compliance with the Minimum Bid Price Requirement.

If our common stock ceases to be listed for trading on the Nasdaq Capital Market, we expect that our common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock, it would be more difficult for our stockholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock or warrants are not listed on a national securities exchange.

SELECTED FINANCIAL DATA REFLECTING REVERSE STOCK SPLIT

Reverse Stock Split

On July 8, 2025, we effected a 1-for-10 reverse stock split of our Class A common stock and Class B common stock. Based on such reverse stock split, the total number of outstanding shares of Class A common stock was adjusted from 22,710,739 to approximately 2,271,074 and the total number of outstanding shares of Class B common stock was adjusted from 2,311,134 to approximately 231,114. The par value per common share remained unchanged at $0.0001. Our audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2024, and the unaudited condensed consolidated financial statements included in our Quarterly Report   on Form 10-Q for the quarterly period ended March 31, 2025, which are incorporated by reference into this prospectus are presented without giving effect to the reverse stock split. Except where the context otherwise requires, share numbers in this prospectus supplement reflect the 1-for-10 reverse stock split of both classes of our common stock.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on April 15, 2025, and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2025, as adjusted to reflect the reverse stock split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED

	Year Ended
	December 31.
	2024	2023
Net loss available to common shareholders	$(31,095,029)	$(14,406,262)
Net loss per common share, basic and diluted	$(6.97)	$(6.00)
Weighted average common shares outstanding, basic and diluted	4,458,169	2,401,988
Common shares outstanding at year end	8,195,163	2,585,297

	Three Months Ended
	March 31,
	2025	2024
Net loss available to common shareholders	$(3,643,479)	$(4,290,132)
Net loss per common share, basic and diluted	$(0.15)	$(1.64)
Weighted average common shares outstanding, basic and diluted	23,963,166	2,612,025
Common shares outstanding at period end	14,686,775	2,669,346

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AS ADJUSTED FOR 1-FOR-10 REVERSE STOCK SPLIT (unaudited)

	Year Ended
	December 31.
	2024	2023
Net loss available to common shareholders	$(31,095,029)	$(14,406,262)
Net loss per common share, basic and diluted	$(69.75)	$(59.98)
Weighted average common shares outstanding, basic and diluted	445,817	240,199
Common shares outstanding at year end	819,516	258,530

	Three Months Ended
	March 31,
	2025	2024
Net loss available to common shareholders	$(3,643,479)	$(4,290,132)
Net loss per common share, basic and diluted	$(1.52)	$(16.42)
Weighted average common shares outstanding, basic and diluted	2,396,317	261,203
Common shares outstanding at period end	1,468,678	266,935

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including for general working capital purposes, which may include the repayment of outstanding debt.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may issue from time to time, in one or more offerings the following securities:

●	shares of Class A common stock;

●	shares of preferred stock;

●	debt securities;

●	warrants exercisable for debt securities, Class A common stock, or preferred stock;

●	subscription rights to purchase any of such securities (“Rights”); and

●	units of debt securities, common stock, Class A preferred stock, or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

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Common Stock

As of July 22, 2025, there were 2,590,936 and 231,114 shares of our Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share (“Class B common stock”), issued and outstanding, respectively.

Class A common stock

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters voted upon by the Company’s stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any preferred stock, the holders of Class A common stock are not entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL.

Dividend rights. Subject to the rights of holders of preferred stock, holders of Class A common stock and Class B common stock are entitled to receive ratably, on a per share basis, dividends and other distributions in cash, stock or property of the Company as may be declared and paid from time to time by the Company’s board of directors (the “Board”) out of any of the Company’s assets legally available therefor.

Rights upon liquidation. Subject to applicable law and the rights of holders of preferred stock, holders of Class A common stock and Class B common stock shall be entitled to receive ratably the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a class.

Other rights. No holder of Class A common stock is entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences, and privileges of holders of the Class A common stock are subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Class B common stock

Issuance of Class B common stock. Shares of Class B common stock may be issued only to, and registered in the name of, the Company’s Chief Executive Officer, Joseph Davy, and any entities wholly-owned (directly or indirectly) by Mr. Davy, or any trust for the benefit of Mr. Davy, or of which Mr. Davy is a trustee or has sole or shared voting power such that Mr. Davy has Voting Control (as defined in the Charter) over the shares held therein; provided that, in each case, Mr. Davy has sole dispositive power and the exclusive right to direct the voting of all of the shares of Class B common stock held by such entity and the transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to Mr. Davy (collectively, “Permitted Class B Owners”).

Voting rights. Each holder of Class B common stock is entitled to 10 votes for each share of Class B common stock held of record by such holder on all matters voted upon by the Company’s stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any preferred stock, the holders of Class B common stock are not entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL.

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Dividend rights. Subject to the rights of holders of preferred stock, holders of Class A common stock and Class B common stock are entitled to receive ratably, on a per share basis, dividends and other distributions in cash, stock or property of the Company as may be declared and paid from time to time by the Board out of any of the Company’s assets legally available therefor.

Rights upon liquidation. Subject to applicable law and the rights of holders of preferred stock, holders of Class A common stock and Class B common stock shall be entitled to receive ratably the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a class.

Transfers. Pursuant to the Charter, holders of shares of Class B common stock are generally restricted from transferring such shares, other than to Josephy Davy, a Permitted Class B Owner or in connection with a divorce or domestic relations order or decree.

Conversion. Each share of Class B common stock will be (1) automatically converted into an equal number of fully paid and nonassessable shares of Class A common stock upon any Transfer (as defined in the Charter) of such shares of Class B common stock, except for a Permitted Transfer (as defined in the Charter) and (2) subject to conversion into an equal number of Class B common stock fully paid and nonassessable shares of Class A common stock at the determination of the Board 90 days after the earliest date (the “Termination Anniversary Date”) that any of the following conditions are satisfied: (i) Mr. Davy’s employment as Chief Executive Officer being terminated for cause or due to death or permanent disability; (ii) Mr. Davy resigns (other than for good reason) as the Chief Executive Officer of the Company; or (iii) Mr. Davy no longer serves as a member of the Board. In the event that Mr. Davy is reinstated as the Chief Executive Officer of the Company or is reelected or reappointed to serve as a member of the Board prior to the Termination Anniversary Date (each, a “Reset Event”), then the shares of Class B common stock will not be converted pursuant to clause (2) unless and until the ninety-day anniversary of the date that any of the foregoing conditions are subsequently met; provided that in the event of a subsequent Reset Event, the next Termination Anniversary Date will extend until the ninety-day anniversary of the date that any of the foregoing conditions are subsequently met without a Reset Event occurring prior to such anniversary. In addition, upon delivery by Mr. Davy of written notice (a “Conversion Notice”) to the Company at any time requesting the conversion of all or a portion of the shares of Class B common stock held by Mr. Davy, the Company shall, without further action on the part of the Company or any holder of shares of Class B common stock, be converted into an equal number of fully paid and nonassessable shares of Class A common stock (a “Voluntary Conversion”). The election by the Founder to effect a Voluntary Conversion shall be irrevocable.

Other rights. No holder of Class B common stock is entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Class B common stock. The rights, preferences, and privileges of holders of the shares of Class B common stock are subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of Class A common stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Class A common stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

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As of the date of this prospectus, we have 1 share of series FE preferred stock, par value $0.0001 per share (the “Series FE Preferred Stock”) issued and outstanding; there is only share of Series FE Preferred stock authorized. The FE Preferred Stock does not earn any dividends, is not convertible into any other equity securities of the Company and does not have any voting power (other than with respect to an amendment to the Company’s Certificate of Incorporation or designation that materially and adversely affects the rights and preferences of the Series FE Preferred Stock). The Series FE Preferred Stock has a right to participate in any future issuance of company securities for a period of two years after the Series FE Preferred Stock was issued, subject to certain exceptions.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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Description of Warrants

We may issue warrants to purchase our Class A common stock or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A common stock or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A common stock or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A common stock or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A common stock or preferred shares purchasable upon exercise, if any.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of July 22, 2025, we have issued and outstanding warrants to purchase up to 1,149,998 shares of Class A common stock

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units comprised of Class A common stock or preferred shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

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●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable, if applicable;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Securities to be Registered – Common Stock and Preferred Stock” and “Description of Warrants” will apply to each unit and to any Class A common stock, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue notes under senior or subordinated indentures or, separately, without the use of an indenture. If we issue senior or subordinated notes without the use of an indenture, we will issue such senior or subordinated notes directly to the purchasers of such senior or subordinated notes.

If we issue senior notes under a senior indenture, we will enter into such subordinated indenture with the trustee to be named in such senior indenture. If we issue subordinated notes under a subordinated indenture, we will enter into such subordinated indenture with the trustee to be named in such subordinated indenture. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of such notes and indentures, if any, that describes the terms of the particular note we may offer under this prospectus, and any supplement agreements, before the issuance of the related note. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

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The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale, or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries;

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based, or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

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Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Class A common stock, preferred shares, or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

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The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

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●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

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●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	appoint any successor trustee; and the following obligations survive the maturity date or the redemption date;

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Anti-Takeover Provisions

Certain provisions of Delaware law, our Articles of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.

Among other things, the Charter and Bylaws:

●	permit the Board to issue up to 75,000,000 shares of preferred stock, with any rights, preferences, and privileges as they may designate, including the right to approve an acquisition or other change of control;

●	provide that the authorized number of directors may be changed only by resolution of the Board;

●	provide that the Board is classified into three classes of directors;

●	provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the Company’s capital stock entitled to vote generally at an election of directors;

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●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	provide that special meetings of the Company’s stockholders may be called only by the chairperson of the Board, the Company’s Chief Executive Officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●	do not provide for cumulative voting rights, therefore allowing the holders of a majority of the voting power of the stock of the Company entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions makes it more difficult for the Company’s existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Since the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

The Charter and the Bylaws provide that special meetings of the Company’s stockholders may be called only by the Chairman of the Board, the Chief Executive Officer of the Company, or the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to nominate candidates for election to the Board or to bring business before the Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under the Bylaws, a stockholder’s notice needs to be received by the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

17

Authorized but Unissued Shares

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A common stock, solely for the purpose of effecting the conversion of shares of Class B common stock, such number of shares of Class A common stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B common stock into shares of Class A common stock.

Exclusive Forum Selection

The Charter provides that unless the Company consents in writing to the selection of an alternative forum to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (a) any derivative claim or cause of action brought on behalf of the Company; (b) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company or its stockholders; (c) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws; (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Charter or the Bylaws; (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (f) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine or otherwise related to the Company’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Charter also requires that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The above shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Although the Company believes these provisions benefit us by providing increased consistency in the application of the DGCL in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company’s stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

We have not opted out of the provisions of Section 203 of the DGCL regulating corporate takeovers under the Charter. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of the Company’s assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

18

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the initial business combination is approved by the Board and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Washington Business Corporation Act

The laws of the State of Washington, where the Company’s principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. In particular, the WBCA prohibits a “target corporation,” subject to certain exceptions, from engaging in certain “significant business transactions” with a “person” or group of persons which beneficially own 10% or more of the voting securities of the target corporation, or an “acquiring person,” for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition. Such prohibited transactions may include, among other things:

●	any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

●	any termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; and

●	allowing the acquiring person to receive any disproportionate benefit as a stockholder.

After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the WBCA or is approved at an annual or special meeting of stockholders.

The Company will be considered a “target corporation” so long as its principal executive office is located in Washington, and: (i) a majority of its employees are residents of the state of Washington or it employs more than one thousand residents of the state of Washington; (ii) a majority of the Company’s tangible assets, measured by market value, are located in the state of Washington or it has more than $50.0 million worth of tangible assets located in the state of Washington; and (iii) any one of the following: (a) more than 10% of the Company’s stockholders of record are resident in the state of Washington; (b) more than 10% of the Company’s shares are owned of record by state residents; or (c) 1,000 or more of the Company’s stockholders of record are resident in the state of Washington.

If the Company meets the definition of a target corporation, the WBCA may have the effect of delaying, deferring, or preventing a future change of control.

Limitations on Liability and Indemnification of Officers and Directors

The Charter eliminates the Company’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

19

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Charter requires the Company to indemnify and advance expenses to the fullest extent permitted by applicable law, to its directors, officers, and agents. The Company maintains a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Charter prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Company has entered into separate indemnification agreements with the Company’s directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

We believe these provisions in the Charter are necessary to attract and retain qualified persons as directors and officers.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

1 State Street 30th Floor

New York, NY 10004-1571

212.845.3299

www.continentalstock.com

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

20

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

21

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

Marcum LLP (“Marcum”), an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2024 and 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report included therein, which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern, and is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum’s report, given on their authority as experts in accounting and auditing.

CBIZ CPAs P.C., an independent registered public accounting firm (“CBIZ CPAs”), has audited ClearDoc, Inc.’s financial statements for the years ended December 31, 2023 and 2022, as set forth in their report. The office of CBIZ CPAs is located at700 W 47th St., Ste. 1100 Kansas City, MO 64112. ClearDoc, Inc.’s financial statements are incorporated by reference in reliance on CBIZ CPAs’ report, given on their authority as experts in accounting and auditing.

Bush & Associates CPA LLC, an independent registered public accounting firm (“B&A”), has audited Vidello’s financial statements for the years ended March 31, 2024 and 2023, as set forth in their report. The office of B&A is located at 179 N. Gibson Rd., Henderson, NV 89014. Vidello’s financial statements are incorporated by reference in reliance on B&A’s report, given on their authority as experts in accounting and auditing.

Material Changes

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: www.banzai.io. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 15, 2025;
●	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 15, 2025;
●	the Company’s Current Reports on Form 8-K filed on January 23, 2025, January 31, 2025, March 4, 2025, April 11, 2025, April 15, 2025, April 25, 2025, June 27, 2025, July 2, 2025, July 3, 2025 and July 9, 2025 (except for the portions of such reports deemed to be furnished and not filed);
●	the Company’s Current Reports on Form 8-K/A filed on February 3, 2025, February 13, 2025, March 3, 2025, April 18, 2025, and June 10, 2025; and
●	The description of the Registrant’s common stock, par value $0.0001, contained in the Registrant’s Form 8-K filed on December 20, 2023 and any amendment or report filed for the purpose of updating such description.

Information in the documents referred to above that are incorporated by reference in this prospectus were filed prior to the 1-for-10 reverse split of our common stock that was effective on July 8, 2025, and do not reflect the effects of such reverse stock split.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the SEC and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Joseph Davy

Chief Executive Officer

Banzai International, Inc.

435 Ericksen Ave., Suite 250

Bainbridge Island, Washington

Tel: (206) 414-1777

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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INDEX TO FINANCIAL STATEMENTS

CLEARDOC, INC. (D/B/A OPENREEL)

Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2025
Condensed Consolidated Balance Sheets as of March 31, 2025 (Unaudited) and December 31, 2024	F - 2
Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2025 and 2024	F - 3
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the three months ended March 31, 2025 and 2024	F - 4
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2025 and 2024	F - 5
Notes to Unaudited Condensed Consolidated Financial Statements	F - 6

F-1

CLEARDOC, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED BALANCE SHEET

Period Ended March 31, 2025

	March 31, 2025	December 31, 2024
A S S E T S
CURRENT ASSETS
Cash	$175,210	$145,033
Accounts receivable, net	849,937	834,684
Current portion of deferred sales commissions	359,994	429,045
Prepaid expenses	72,966	90,718
TOTAL CURRENT ASSETS	1,458,107	1,499,480
DEFERRED SALES COMMISSIONS, less current portion	187,042	251,108
PROPERTY AND EQUIPMENT, net	2,907	3,521
IDENTIFIABLE INTANGIBLE ASSETS, net	222,890	249,677
GOODWILL	312,883	312,883
INTERCOMPANY LOANS	(475,705)	(360,033)
TOTAL ASSETS	$1,708,124	$1,956,636

L I A B I L I T I E S A N D S T O C K H O L D E R S’ D E F I C I T
CURRENT LIABILITIES
Accounts payable	$469,811	$213,795
Accrued expenses	105,635	261,289
Current portion of deferred revenue	2,678,169	2,663,230
TOTAL CURRENT LIABILITIES	3,253,614	3,138,314
DEFERRED REVENUE, less current portion above	111,161	117,643
TOTAL LIABILITIES	3,364,776	3,255,957

MEZZANINE EQUITY
Series A convertible preferred stock, value of $7.8941 per share; 2,501,849 shares authorized, 2,415,046 shares issued and outstanding as of September 30, 2024, net of issuance costs	18,900,800	18,900,800
Series Seed-1 convertible preferred stock, value of $1.6819 per share; 1,525,654 shares authorized, 1,451,191 shares issued and outstanding as of September 30, 2024, net of issuance costs	2,412,888	2,412,888
Series Seed-2 convertible preferred stock, value of $.9687 per share; 1,261,530 shares authorized, 1,121,610 shares issued and outstanding as of September 30, 2024, net of issuance costs	1,074,097	1,074,097
Series Seed-3 convertible preferred stock, par value of $1.2916 per share; 547,837 shares authorized, 519,963 shares issued and outstanding as of September 30, 2024, net of issuance costs	663,920	663,920
Series Seed-4 convertible preferred stock, value of $1.7868 per share; 85,458 shares authorized, 74,379 shares issued and outstanding as of September 30, 2024, net of issuance costs	131,384	131,384
TOTAL MEZZANINE EQUITY	23,183,089	23,183,089
Common stock, par value of $0.00001 per share; 11,000,000 shares authorized; 2,885,943 shares issued and outstanding as of September 30, 2024,	29	29
Additional paid in capital	1,882,846	1,882,846
TOTAL CAPITAL CONTRIBUTED	25,065,964	25,065,964
Accumulated deficit	(26,722,616)	(26,365,285)
TOTAL STOCKHOLDERS’ DEFICIT	(1,656,652)	(1,299,321)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,708,124	$1,956,636

F-2

CLEARDOC, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENT OF OPERATION

Period Ended March 31, 2025 (Unaudited)

	March 31, 2025	March 31, 2024
NET REVENUE	$1,441,987	$1,655,898
COST OF REVENUE	98,807	211,807
GROSS PROFIT	1,343,180	1,444,091
OPERATING EXPENSES	1,699,525	1,419,400
OPERATING LOSS	(356,345)	24,691
OTHER INCOME (EXPENSE)
Other income	-	2,939
Interest expense, net	(986)	(19,237)
TOTAL OTHER INCOME (EXPENSE)	(986)	(16,298)
LOSS BEFORE INCOME TAXES	(357,331)	8,393
INCOME TAX BENEFIT	-	-
NET LOSS	$(357,331)	$8,393

F-3

CLEARDOC, INC. AND SUBSIDIARY CONSOLIDATED

UNAUDITED STATEMENT OF CASH FLOWS

Period Ended March 31, 2025

	March 31, 2025	March 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(357,331)	$8,393
Adjustments to reconcile net loss to net cash flows from Operating activities:
Depreciation and amortization	27,401	2,415
Provision for credit losses	(16,166)	(3,162)
Amortization of deferred sales commissions	69,051	129,793
Amortization of deferred financing costs reflected as interest expense	-	986
Change in operating assets:
Accounts receivable	912	(12,305)
Deferred sales commissions	64,066	63,596
Prepaid expenses	17,752	504
Change in operating liabilities:
Accounts payable	256,016	(55,212)
Accrued expenses	(155,654)	(237,874)
Deferred revenue	8,458	198,617
NET CASH FLOWS FROM OPERATING ACTIVITIES	(85,495)	95,751

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	-	(4,388)

CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany Transfers	115,672	-
Payments of long-term debt	-	(85,952)

NET CASH FLOWS FROM FINANCING ACTIVITIES	115,672	(85,952)
NET CHANGE IN CASH	30,177	5,411
CASH, BEGINNING OF YEAR	145,033	720,633
CASH, END OF YEAR	$175,210	$726,044
SUPPLEMENTAL CASH FLOWS INFORMATION
Interest paid	$-	$18,251

F-4

CLEARDOC, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

Period Ended March 31, 2025 (Unaudited)

	Convertible Preferred Stock												Additional		Total Stockholders’
	Series A		Series Seed-1		Series Seed-2		Series Seed-3		Series Seed-4		Common Stock		Paid in	Accumulated	Equity
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars	Capital	Deficit	(Deficit)
Balance, January 1, 2025,	2,415,046	$19,064,628	1,451,191	$2,440,758	1,121,610	$1,086,503	519,963	$671,589	74,379	$132,901	2,885,943	$29	$1,871,690	$(26,365,285)	$(1,299,321)
Exercise of stock options	-		-		-	-	-	-	-	-	-	-	-	-	-
Stock-based compensation	-		-		-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(357,331)	(357,331)
Balance, March 31, 2025	2,415,046	$19,064,628	1,451,191	$2,440,758	1,121,610	$1,086,503	519,963	$671,589	74,379	$132,901	2,885,943	$29	$1,871,690	$(26,722,616)	$(1,656,652)

F-5

(1)	Summary of significant accounting policies

Principles of consolidation – The accompanying financial statements include the accounts of ClearDoc, Inc., a Delaware corporation incorporated on February 9, 2017, and its wholly owned subsidiary, Balloon Technologies, Inc. (collectively, the “Company”). All intercompany profits, transactions and balances have been eliminated in consolidation.

Nature of operations – The Company is a remote video capture technology provider headquartered in New York, New York. The Company provides subscription-based software as a service (“SaaS”) offering to enterprise, media, entertainment and agency teams to remotely control, direct, script, film, and collaborate on high definition video projects from a mobile device or webcam.

Use of estimates – The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s significant estimates and assumptions include the deferred income tax valuation allowance. Actual results could differ from those estimates.

Cash – The Company’s cash consists of cash on hand and demand deposits held by financial institutions. At times, the Company maintains cash deposits in financial institutions in excess of federally insured limits. For the period ended March 31, 2025, the uninsured portion of cash deposits held by financial institutions was $0. Management monitors the cash in excess of these limits and believes the risk of loss is negligible.

Adoption of new accounting standard – On January 1, 2023, the Company implemented Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and all of the related amendments using the modified retrospective method. The adoption of Accounting Standards Codification (“ASC”) Topic 326 did not have a material impact on the Company’s financial position, results of operations, or cash flows. As such, the Company did not make any adjustments to its financial position upon adoption.

Accounts receivable, net – The Company grants unsecured credit to all qualified customers. Billings and other consideration received on contracts in excess of related revenues recognized are recorded as advances from customers within deferred revenue. Interest is not charged on past- due accounts. When necessary, the Company maintains an allowance for credit losses based on the best estimate of the amounts that will not be collected, which includes consideration of past events, current conditions, and forecasts of future expectations. If actual bad debts differ from the reserves calculated, the Company records an adjustment to bad debt expense in the period in which the difference occurs.

F-6

(1)	Summary of significant accounting policies (continued)

Deferred sales commissions – Sales commissions earned by the Company’s sales force are considered incremental and recoverable costs of obtaining a contract with a customer. Sales commissions for initial contracts are deferred and then amortized on a straight-line basis over a period of benefit the Company has determined to be three years. The Company determined the period of benefit by taking into consideration the average contractual customer term, technology obsolescence and other factors.

Property and equipment, net – Property and equipment, which consists of computer equipment, is stated at cost less accumulated depreciation. Depreciation for computer equipment is charged to expense on the straight-line basis over a five-year estimated useful life. The Company does not own any other property and equipment as employees work remotely and an office building is not currently utilized.

Goodwill – The Company has adopted ASU 2017-04, Intangibles – Goodwill and Other (Topic 350) – Simplifying the Test for Goodwill Impairment. Upon election of this accounting alternative for evaluating goodwill impairment triggering events, the Company performs a goodwill impairment triggering event evaluation only as of the end of each reporting period. The entity manages as one segment and integrates any acquired entities fully onto the Company’s platform, which is determined to be the reporting unit. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value of a reporting unit is less than the carrying amount, including goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value of a reporting unit is less than the carrying value, then goodwill is tested further for impairment. The quantitative impairment test consists of calculating the fair value of a reporting unit and comparing it to the carrying amount, including goodwill. The goodwill impairment loss, if any, is measured as the amount by which the carrying amount of a reporting unit, including goodwill, exceeds its fair value. Subsequent increases in goodwill value are not recognized in the consolidated financial statements.

Identifiable intangible assets, net – Identifiable intangible assets consist of video material licenses, a web domain, patents, trademarks, customer relationships, non-compete agreements, and technology, which are stated at cost, with the exception of assets acquired in a business combination which are capitalized at their initial fair values and are being amortized ratably over their estimated useful lives. Identifiable intangible assets are amortized over the following estimated useful lives:

Asset	Estimated Useful Life

Video material licenses	5 years
Web domain	15 years
Patents	20 years
Trademark	2 years
Customer Relationships	3 years
Existing Technology	5 years
Non-Compete Agreements	3 years

Impairment of long-lived assets – Management reviews long-lived assets, which includes property and equipment and identifiable definite lived intangible assets, for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. There was no impairment losses recognized during the period ended March 31, 2025.

Stock-based compensation – The Company measures stock-based compensation to employees at the grant date and recognizes compensation expense over the requisite service period. Stock-based compensation costs are included in operating expenses in the consolidated statement of operations.

F-7

(1)	Summary of significant accounting policies (continued)

Income taxes – ClearDoc, Inc. and Balloon Technologies, Inc. are corporations. The Company utilizes the asset and liability method of accounting for income taxes in accordance with ASC 740-10, Income Taxes, under which deferred income taxes are determined based on the temporary differences between the financial statements and income tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred income tax assets will not be realized.

As the Company has net operating loss carry forwards for federal and state purposes, the statute of limitations remains open for all tax years to the extent the tax attributes are carried forward into future tax years.

The Company has adopted the standards requiring disclosure of uncertain income tax positions under ASC 740, Income Taxes. A company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company has not identified any tax positions which are considered to be uncertain. There has been no interest or penalties recognized in the financial statements.

In addition, no tax positions exist for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next 12 months. The Company files income tax returns in the U.S. federal jurisdiction and in various state jurisdictions. With few exceptions, the Company is no longer subject to income tax examination by the U.S. federal, state or local tax authorities for years before 2020. As the Company has indefinite lived net operating losses, the statute of limitations remains open until three years after the net operating losses are utilized.

Revenue recognition – The Company primarily derives its revenues using a SaaS subscription model. Revenues are recognized by completing a five-step process: 1) identifying the contract with a customer, 2) identifying the performance obligations in the contract, 3) determining the transaction price, 4) allocating the transaction price to the performance obligations, and 5) recognizing revenue when or as the performance obligation is satisfied.

The Company primarily enters into fixed price subscription contracts with customers. Customers have the option of entering into monthly, one-year, or multi-year service agreements, which auto-renew without discount for additional periods of the same duration as the initial term, unless either party requests termination in writing at least thirty days prior to the end of the initial service term. Subscription revenues are recognized ratably over the term of the service agreement, which is considered an output method, as the obligation of hosting the SaaS product is fulfilled over the course of the agreement. The Company does not charge for implementation or recognize any revenues upfront due to the minimal effort required.

Deferred revenue results from advance cash receipts from customers or advance billings of customers at the inception of the billing period for subscriptions and is recognized as revenue when revenue recognition criteria are met. Deferred revenue represents contract liabilities.

F-8

(1)	Summary of significant accounting policies (continued)

Revenue recognition (continued) – The beginning and ending contract balances are as follows:

	March 31, 2025	January 1, 2025

Accounts receivable, net	$849,937	$834,684
Deferred sales commissions	$547,036	$680,153
Deferred revenue	$2,789,330	$2,780,873

Of the $2,780,873 deferred revenue opening balance as of January 1, 2025, $1,177,884 was recognized as revenue in for the period ended March 31, 2025.

The following FASB ASC 606, Revenue from Contracts with Customers, practical expedients are utilized:

●	When an unconditional right to consideration from a customer in an amount that corresponds directly with the value of performance completed to date exists, revenue is recognized equal to the amount to which there is a right to invoice for services performed.
●	When the Company transfers goods or services to a customer and payment from the customer is expected within one year or less, a significant financing component is presumed not to exist.
●	As a result of an accounting policy election, all taxes assessed by governmental authorities that are collected by the Company from its customers (use taxes, value added taxes, some excise taxes), are excluded from the measurement of the transaction price.

Cost of revenue – Cost of revenue primarily consists of salaries and wages, hosting, and other software expenses associated with providing services to customers.

Advertising costs – Advertising costs are expensed when incurred. Advertising expense for the period ended March 31, 2025 was $39,117.

R&D costs – R&D costs are expensed when incurred. R&D expense for the period ended March 31, 2025, was $459,771.

Leases – The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities on the consolidated balance sheet.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the lease payments over the lease term at commencement date. The operating lease ROU asset also includes initial direct costs incurred by the lessee and any lease payments made to the lessor before the commencement date and exclude any lease incentives received.

The lease terms consist of the following: any non-cancelable periods, periods covered by an option to extend the lease if the Company is reasonably certain to exercise that option and periods covered by an option to terminate the lease if the Company is reasonably certain not to exercise that option.

The Company elected to apply the short-term lease exception for all applicable classes of underlying assets. Leases, with an initial term of 12 months or less, that do not include an option to purchase the underlying assets that are reasonably certain to be exercised, are not recorded on the consolidated balance sheet. The Company’s short-term lease costs do not reflect ongoing short-term lease commitments. Total short-term lease expense, included in operating expense, for the period ended March 31, 2025 was $0.

F-9

(1)	Summary of significant accounting policies (continued)

Going concern assessment – Management annually evaluates whether there are conditions or events, considered in the aggregate, that indicate it is probable that substantial doubt about the Company’s ability to continue as a going concern exists within one year of the date that the financial statements are available to be issued. This evaluation is based on relevant conditions and events that are known or reasonably knowable on the date that the financial statements are available to be issued.

Management did not determine that there are conditions that raise substantial doubt about the entity’s ability to continue as a going concern as the Company expects to have sufficient funds to meet its obligations within one year after the date the financial statements are expected to be issued. Specifically, the Company expects to have sufficient operating cash flow to cover its current expenses. Therefore, the going concern risk is deemed to be low as of analysis date.

Accounting for acquisitions – Management accounts for acquisitions of businesses in accordance with FASB ASC Topic 805, Business Combinations. The Company records the fair value of all identifiable assets acquired and liabilities assumed. The Company determines the fair value of tangible assets generally using valuation techniques that consider comparable market transactions and other available information. As final information regarding the fair value of the assets acquired and liabilities assumed is received and estimates are refined, appropriate adjustments will be made in no case later than twelve months after the acquisition date. Transaction costs and fees incurred related to acquisitions are expensed as incurred. The Company determines the fair value of identified intangible assets using valuation techniques that consider comparable market transactions, weighted average cost of capital, discounted cash flow techniques, and other available information. The Company allocates the purchase price based on the fair value of the identifiable tangible and intangible assets and liabilities. The difference between the total cost of the acquisition and the sum of the fair values of the acquired tangible and identifiable intangible assets less assumed liabilities is recorded as goodwill or bargain purchase gain.

(2)	Property and equipment, net

Property and equipment, net consists of the following as of the period ended March 31, 2025:

Computer equipment	$12,282
Accumulated depreciation	(9,375)
Property and equipment, net	$2,907

Depreciation expense for the period ended March 31, 2025 was $614.

F-10

(3)	Goodwill and identifiable intangible assets, net

Identifiable intangible assets and goodwill consisted of the following as of the period ended March 31, 2025:

	Gross Carrying Amount	Accumulated Amortization	Intangibles, net
Video Material Licenses	$12,386	$(6,193)	$6,193
Web domain	3,078	(1,539)	1,539
Patents	100,065	(15,208)	84,857
Trademark - Routine IP Based	2,000	(2,000)	-
Customer Relationships - Existing	69,000	(69,000)	-
Existing Technology - Routine IP Based	480,000	(352,000)	128,000
Non-Compete Agreements	10,000	(10,000)	-
Goodwill	312,883	-	312,883
			-
Totals	$989,412	$(455,940)	$533,472

Amortization expense charged to operations for the period ended March 31, 2025 was $25,801.

Estimated amortization expense for each of the next five years and thereafter is as follows:

Periods ending December 31:
2026	$63,204
2027	6,585
2028	4,727
2029	4,727
2030	4,727
Thereafter	48,632
Total	$132,602

(4)	Mezzanine equity

Preferred stock – The Company has authorized the issuance of five classes of preferred stock: Series A convertible preferred stock (“Series A”), Series Seed 1 convertible preferred stock, Series Seed 2 convertible preferred stock, Series Seed 3 convertible preferred stock, and Series Seed 4 convertible preferred stock (collectively known as “Series Seed”).

The holders of preferred stock are entitled to vote with common stockholders as a single class. Preferred stockholders are entitled to a number of votes equivalent to the eligible number of common shares they would have upon exercising their conversion option.

The holders of Series A and Series Seed preferred stock may convert their shares to common stock at a price equal to the original issue price of each respective class of preferred stock. The conversion price of each class of preferred stock may be adjusted from time to time pursuant to the second amended and restated certificate of incorporation. Per the second amended and restated certificate of incorporation, conversion rights are terminated upon liquidation.

The Series A preferred stock has a liquidation preference equal to the greater of one time than the original issue price plus any dividends declared but unpaid thereon, or the equivalent of the amount payable had all shares of Series A preferred stock been converted into common stock. Upon liquidation, Series A is in preference to Series Seed.

The Series Seed preferred stock has a liquidation preference equal to the greater of the original issue price plus any dividends declared but unpaid thereon, or the equivalent of the amount payable had all shares of Series A and Series Seed been converted into common stock.

There is no obligation requiring the issuer to redeem the Series A or Series Seed shares by transferring its assets at a specified or determinable date (or dates) or upon an event that is certain to occur. The Series A and Series Seed shares are equity- classified as mezzanine equity on the face of the financial statements.

F-11

(5)	Stockholders’ equity

Common stock – The holders of the Company’s common stock are entitled to one vote per share on all matters which stockholders are entitled to a vote.

Stock option plan – The Company adopted a stock option plan (the “Plan”) in 2017. The Plan provides for the grant of up to 1,462,949 stock options to officers, directors, and employees of the Company. Options are granted under the Plan and are incentive stock options or non-qualified stock options. Recipients are required to sign an agreement in which options may not be transferred. The Plan provides for a straight-line vesting period of up to four years with service a requirement. All unvested options shall vest and become exercisable upon a Change of Control (as defined in the Plan). The Company accounts for any forfeitures of options when they occur.

(6)	Stockholders’ equity (continued)

Using the option-pricing model, the fair value of the Plan options was estimated on the date of grant based on the following weighted-average assumptions:

Risk-free interest rate	4.68%
Expected dividend yield	0%
Expected volatility	55%
Expected life in years	0.5
Forfeiture rate	0%

Activity in the Company’s Plan for the period ended March 31, 2024 is as follows:

		Weighted
		Average
	Options	Exercise Price

Options outstanding, January 1, 2024	1,006,265	$1.76
Exercised	(65,116)	$0.23
Forfeited	(124,163)	$1.96
Options outstanding, March 31, 2024	816,986	$0.50
Weighted-average remaining contractual life of options outstanding		5.89 years
Options exercisable		713,744
Weighted-average exercise price of options exercisable		$0.50

In January 2024, the Board of Directors of the Company approved the cancellation and replacement of various stock options held by certain participants as part of the Company’s 2017 Equity Incentive Plan. The Company offered to replace outstanding options having an exercise price greater than $0.50 per share with a new stock option with an exercise price of $0.50 per share. Participants holding a total of 808,966 options elected to participate in the option exchange. Due to the repricing, there was a significant decrease in the cost associated with these shares.

For the period ended March 31, 2024, 524,495 options had vested, and 292,491 options were expected to vest between April 2024 and April 2026. However, the plan was cancelled in December 2024 as part of the merger with Banzai International, Inc.

(7)	Commitments and contingencies

From time to time the Company may become subject to various routine legal proceedings and other matters in the ordinary course of business, some of which may be covered in whole or in part by insurance. In management’s opinion, none of these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

F-12

Banzai International, Inc.

$30,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

July 23, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Securities and Exchange Commission registration fee		$4,593.00
Accounting fees and expenses		$15,750.00
Legal fees and expenses		$15,000.00
Miscellaneous expenses	$	*
Total	$	*

*

Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings; we cannot compute the total until the exact expenses are known.

Item 15. Indemnification of Directors and Officers.

The Registrant’s second amended and restated certificate of incorporation (the “Charter”) provides that all of the Registrant’s directors, officers, employees and agents shall be entitled to be indemnified by the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees, and agents is set forth below.

Section 145. Indemnification of officers, directors, employees, and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors, or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, the Charter provides that no director shall be personally liable to the Registrant or any of its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of the Charter is to eliminate the Registrant’s rights and those of the Registrant’s stockholders (through stockholders’ derivative suits on the Registrant’s behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate the Registrant’s rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Charter, the liability of the Registrant’s directors to the Registrant or its stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Charter limiting or eliminating the liability of directors, whether by the Registrant’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to further limit or eliminate the liability of directors on a retroactive basis.

The Charter also provides that the Registrant will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former officers and directors, as well as those persons who, while directors or officers of the Registrant, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Charter will be indemnified by the Registrant in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant’s board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by the Charter is a contract right that includes the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by an officer or director of the Registrant (solely in the capacity as an officer or director of the Registrant) will be made only upon delivery to the Registrant of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the Charter may have or hereafter acquire under law, the Charter, the Registrant’s second amended and restated bylaws (the “Bylaws”), an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Charter affecting indemnification rights, whether by the Registrant’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Charter also permits the Registrant, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by the Charter.

The Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in the Charter. In addition, the Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Registrant within a specified period of time. The Bylaws also permit the Registrant to purchase and maintain insurance, at the Registrant’s expense, to protect it and/or any director, officer, employee or agent of the Registrant or another entity, trust, or other enterprise against any expense, liability, or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Any repeal or amendment of provisions of the Bylaws affecting indemnification rights, whether by the Registrant’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits the Registrant to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The Registrant has entered into indemnification agreements with each of its officers and directors. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated in parentheses:

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement**
4.1	Specimen Common Stock Certificate**
4.2	Form of Preferred Share Certificate**
4.3	Form of Warrant**
4.4	Form of Warrant Agreement**
4.5	Form of Unit Agreement**
4.6	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.*
4.7	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.*
4.8	Form of debt securities, if any**
4.9	Form of Right Certificate, if any**
5.1	Opinion of Hunter Taubman Fischer & Li LLC*
23.1	Consent of Marcum, LLP, independent registered public accounting firm for Legacy Banzai and the Company for the years ended December 31, 2024 and 2023*
23.2	Consent of CBIZ CPAs P.C., independent registered public accounting firm for ClearDoc*
23.3	Consent of Bush & Associates CPA LLC, independent registered public accounting firm for Vidello *
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)*
24.1	Power of Attorney (Included on signature page) *
25.1	Statement of Eligibility of trustee on Form T-1 under the Trust Indenture Act of 1939 under the Senior Indenture+
25.2	Statement of Eligibility of trustee on Form T-1 under the Trust Indenture Act of 1939 under the Subordinated Indenture+
107	Calculation of Filing Fee Table*

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act, if applicable.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(7) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Banzai International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington on July 23, 2025.

Banzai International, Inc.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer

BANZAI INTERNATIONAL, INC.

/s/ Dean Ditto
Name:	Dean Ditto
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Joseph Davy, individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Davy	Chief Executive Officer and Chairman of the Board of Directors	July 23, 2025
Joseph Davy

/s/ Dean Ditto	Chief Financial Officer	July 23, 2025
Dean Ditto

/s/ Jack Leeney	Director	July 23, 2025
Jack Leeney

/s/ Mason Ward	Director	July 23, 2025
Mason Ward

/s/ Paula Boggs	Director	July 23, 2025
Paula Boggs

/s/ Kent Schofield	Director	July 23, 2025
Kent Schofield